Amendment

to

Fund Administration Addendum

to the

Master Services Agreement

between

Commonwealth International Series Trust

and

Ultimus Fund Solutions, LLC

This Amendment revises the Fund Administration Addendum to the Master Services Agreement, dated August 15, 2018, (the “Agreement”) between Commonwealth International Series Trust (the “Trust”) on behalf of the Funds listed on Schedule A to the Master Services Agreement and Ultimus Fund Solutions, LLC (“Ultimus”).

The parties herein agree to amend the Fund Administration Addendum as follows:

1.	Section 6 shall be renumbered to become Section 7.

2.	The following shall be added as Section 6:

6. Liquidity Risk Management Program. Ultimus will provide assistance in the adoption and maintenance of a Liquidity Risk Management Program (“LRMP”) which meets the requirements of Rule 22e-4 under the 1940 Act. The LRMP shall include the following services:

Ongoing Services (as applicable).

•	Provide data from the Funds’ books and records
•	Assist in monitoring each Fund’s highly liquid investment minimum, if applicable, and each Fund’s level of illiquid investments (15% limit).
•	Assist with arranging Board notifications.
•	Assist in the preparation of Form N-LIQUID.
•	Add adviser’s liquidity risk discussion to shareholder reports.

Except as set forth in this Amendment, the Fund Administration Addendum is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Fund Administration Fee Letter, the terms of the Amendment will prevail.

COMMONWEALTH INTERNATIONAL SERIES TRUST - Amendment to the Fund Administration Addendum

The parties duly executed this Amendment to the Fund Administration Addendum as of June 1, 2019.

	Commonwealth International Series Trust		Ultimus Fund Solutions, LLC
On behalf of the Funds listed on Schedule A to the Master Services Agreement

By:	/s/ Robert Scharar	By:	/s/ Kurt Krebs
Name:	Robert Scharar	Name:	Kurt Krebs
Title:	President	Title:	Chief Financial Officer

COMMONWEALTH INTERNATIONAL SERIES TRUST - Amendment to the Fund Administration Addendum

Amendment

to

Fund Administration and Fund Accounting Fee Letter

to the

Master Services Agreement

between

Commonwealth International Series Trust

and

Ultimus Fund Solutions, LLC

This Amendment revises the Fund Administration and Fund Accounting Fee Letter to the Master Services Agreement, dated August 15, 2018, (the “Agreement”) between Commonwealth International Series Trust (the “Trust”) on behalf of the Funds listed on Schedule A to the Agreement and Ultimus Fund Solutions, LLC (“Ultimus”) (the “Amendment”).

The parties herein agree to amend the Fund Administration and Fund Accounting Fee Letter as follows:

1.	The following shall be added as new Section 1.6:

1.6. Liquidity Risk Management Program.

The Trust agrees to pay Ultimus for providing assistance in connection with the adoption and maintenance of the Trust’s Liquidity Risk Management Program (“LRMP”) which meets the requirements of Rule 22e-4 the other related fees as detailed below.

Other Related Fees

Form N-LIQUID preparation and related Board Notification	$[REDACTED] per event
(Optional) ICE Vantage Liquidity Indicator Module	Out of Pocket Charges

Except as set forth in this Amendment, the Fund Administration and Fund Accounting Fee Letter is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Fund Administration and Fund Accounting Fee Letter, the terms of the Amendment will prevail.

Signatures are located on the next page

COMMONWEALTH INTERNATIONAL SERIES TRUST - Amendment to Fund Administration and Fund Accounting Fee Letter –Page 1 of 2

The parties duly executed this Amendment to Fund Administration and Fund Accounting Fee Letter as of June 1, 2019.

	Commonwealth International Series Trust On behalf of the Funds listed on Schedule A to the Master Services Agreement		Ultimus Fund Solutions, LLC
By:	/s/ Robert Scharar	By:	/s/ Kurt Krebs
Name:	Robert Scharar	Name:	Kurt Krebs
Title:	President	Title:	Chief Financial Officer

COMMONWEALTH INTERNATIONAL SERIES TRUST - Amendment to Fund Administration and Fund Accounting Fee Letter –Page 2 of 2